1 56137244;8 CONSULTING AGREEMENT THIS CONSULTING AGREEMENT ("Consulting Agreement"), effective as of April 01, 2021, is entered into by and between Amerant Bank, N.A., a national banking association (the "Bank"), and Millar Wilson, an individual who is a resident of the State of Florida ("Consultant"). BACKGROUND A. In addition to his current role as Director, the Bank wishes to retain Consultant and to avail itself of the services of Consultant on the terms set forth herein; and B. Consultant wishes to be so retained under the terms set forth herein. NOW, THEREFORE, in consideration of the promises, mutual covenants, and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows: AGREEMENT 1. NATURE OF ENGAGEMENT. The Bank hereby engages Consultant as an independent contractor, and Consultant hereby accepts such engagement. Consultant and the Bank agree and understand that the relationship of Consultant to the Bank shall at all times be that of an independent contractor. No employment, agency, partnership or joint venture relationship is created by this Consulting Agreement. Consultant understands that absent express approval of the Bank’s Board of Directors or Executive Management Committee, Consultant shall not have the right to enter into any contract or incur any obligation, debt or other liability on behalf of or in the name of the Bank or any of its affiliates. Consultant represents and warrants to Bank that there is no legal impediment to Consultant entering into this Consulting Agreement, and neither entering into this Consulting Agreement nor performing the services contemplated hereby will violate any other agreement to which Consultant is a party. 2. SERVICES. It is contemplated that Consultant will, upon specific request from the office of the Bank's Chief Executive Officer, provide the Bank and any of its affiliates with support in connection with ongoing transactions or processes and guidance and advice on corporate and/or business strategy matters. Consultant shall render such services as are outlined by the Bank and agreed to by Consultant on a project-by-project basis, establishing among other terms, the scope of any specific assignment. Unless the nature of the assignment would require the presence of Consultant, Consultant may provide such services remotely at its sole option. Consultant shall provide such services on an as-needed basis with no designated minimum number of hours per week or per month. 3. POLICIES AND PROCEDURES. Consultant agrees that in performing the services contemplated hereby, he shall be subject to and shall comply with the applicable policies and procedures of the Bank, as established and as modified, added to or eliminated from time to time at the sole discretion of the Bank. Consultant further agrees and acknowledges that any written or

2 56137244;8 oral policies and procedures of the Bank do not constitute contracts between the Bank and Consultant. 4. COMPENSATION. (a) Compensation. For Consultant's availability to perform services under this Consulting Agreement and for providing such services up to twenty hours per month, the Bank shall pay Consultant the monthly fee set forth on Exhibit "A" attached hereto. For any hours of service in excess of twenty hours per month, Consultant shall be paid the hourly rate set forth on Exhibit "A." (b) Payment Terms. The compensation will be paid to Consultant monthly after submittal of a billing statement at the end of each month, including a reference to the monthly fee on Exhibit "A" and additional fees accrued as set forth in Section 4(a), if any, as well as expenses to be reimbursed by the Bank as set forth below. (c) Expense Reimbursement. Consultant shall provide a detailed accounting of all reimbursable expenses incurred in relation to services performed under this Consulting Agreement in accordance with the Bank's policies. The Bank shall reimburse all reimbursable expenses in accordance with the Bank's policies and procedures for such reimbursements. (d) Taxes. Consultant acknowledges and agrees that: (i) Consultant is solely and exclusively responsible for the payment of all federal, state and local taxes, whether income, sales, excise or otherwise, imposed on the compensation provided for in Section 4(a) above (collectively, "Taxes"); (ii) the Bank is not required to withhold or pay over any Taxes on behalf of Consultant; and (iii) Consultant will indemnify and hold harmless the Bank from and against any liability, together with any and all attorneys' fees and costs that the Bank may incur by reason of any of the following: (a) Consultant's failure to properly and timely report all such compensation and pay all Taxes due with respect to such compensation; (b) the Bank's being required to pay Taxes with respect to Consultant; or (c) the Bank's need to defend or prosecute the independent contractor status of the Bank's relationship with Consultant. 5. TERM OF THE CONSULTING AGREEMENT. The term of this Consulting Agreement shall commence on April 1, 2021 and shall continue through December 31, 2021, unless extended by mutual agreement in writing or terminated earlier by Consultant with not less than 30 days prior written notice. 6. NO IMPACT ON OTHER AGREEMENTS. Nothing in this Consulting Agreement shall be deemed to relieve Consultant of any continuing obligations under the Employment Agreement entered into as of March 20, 2019 between Consultant and the Bank (which agreement terminated as of March 31, 2021) (the "Employment Agreement"), including but not limited to the obligations set forth in Sections 6 through 8 thereof. Further, Consultant's previously-awarded unvested restricted stock pursuant to his prior employment with the Bank shall remain active and shall continue to vest as scheduled so long as this Consulting Agreement remains active on each Vesting Date, as such term is defined in the corresponding Restricted Stock Agreement. 7. CONFIDENTIALITY. Consultant hereby acknowledges and agrees that during the term of this Consulting Agreement, Consultant may be provided with access to trade secrets and

3 56137244;8 confidential information of the Bank and its affiliates. Consultant agrees to keep in strict confidence, and not to, directly or indirectly, at any time during or following termination of this Consulting Agreement, disclose, furnish, disseminate, make available or, except in the course of performing the contemplated services, use any trade secrets or confidential information of the Bank or its affiliates or their customers, vendors, joint venturers, and third parties with whom they do business, without limitation as to when or how Consultant may have acquired such information. Such confidential information (hereinafter "Confidential Information") shall include, without limitation, the Bank's or its affiliates' trade secrets, unique selling, origination and servicing methods and business techniques; training, service and business manuals; promotional materials, and other training and instructional materials; vendor and product information; customer and prospective customer lists, other customer and prospective customer information; and other business information. Consultant specifically acknowledges that all such Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in Consultant's mind or memory and whether compiled by the Bank or its affiliates, and/or Consultant, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Bank or its affiliates to maintain the secrecy of such information, that such information is the sole property of the Bank or its respective affiliates and that any retention and use of such information by Consultant during the term of this Consulting Agreement (except in the course of performing the contemplated services) or following the termination of this Consulting Agreement shall constitute a misappropriation of the Bank's or its affiliates' trade secrets. Upon termination of this Consulting Agreement, Consultant shall promptly return all materials reflecting Confidential Information to the Bank, regardless of the form in which such materials are maintained and including any information stored on Consultant's personal computer. Further, upon termination of this Consulting Agreement, Consultant shall not retain any copies of such materials and shall immediately delete from Consultant's computer all information in any way pertaining to the Bank or its affiliates. Nothing in this Consulting Agreement prohibits Consultant from, without prior notice to the Bank, filing a charge or complaint with, communicating with, or participating in any investigation or proceeding conducted by, any federal, state, or local government agency (including, but not limited to, the Securities Exchange Commission) or otherwise reporting possible violations of any law, rule, or regulation to any government agency charged with enforcement of such law, rule, or regulation. 9. MISCELLANEOUS. (a) No Fringe Benefits. During the term of this Consulting Agreement, Consultant will not be eligible to participate in any benefit plans or programs maintained by the Bank for the benefit of its employees. For the avoidance of doubt, this Consulting Agreement shall not prohibit Consultant from receiving awards from the Bank pursuant to other written agreements or relationships Consultant may have with the Bank, including but not limited to awards and other payments made to Consultant in his role as Director of the Bank or any of its affiliates.

4 56137244;8 (b) Technology. Consultant shall utilize his own personal computer in performing the services contemplated under this Consulting Agreement. Reasonable access to the Bank's network will be granted to Consultant, as needed, for the purposes of gathering data for the performance of the services contemplated under this Consulting Agreement. (c) Control. The parties agree that the Bank shall have no control over the details or the manner in which Consultant performs the services contemplated hereunder. The parties acknowledge that Consultant possesses professional skills and expertise not possessed by the Bank. (d) Service to Others. Consultant is an independent consultant who may provide consulting services to the general public. Except as provided herein or in the Employment Agreement, nothing in this Consulting Agreement shall be construed as limiting his right to do so. (e) Entire Agreement. This Consulting Agreement between the parties sets forth the entire agreement and understanding of the parties hereto with regard to the engagement of Consultant by the Bank and supersedes any and all prior agreements, arrangements and understandings, written or oral, pertaining to the subject matter hereof, except as set forth herein. For clarity, this Consulting Agreement does not supersede the Employment Agreement or any of the Restricted Stock Agreements to which Consultant and the Bank are parties. (f) Severability. In the event that any provision of this Consulting Agreement is held to be invalid, illegal, prohibited or unenforceable by any court or other authority of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality, or invalidity, without invalidating or affecting in any manner the remainder of such provision or the remaining terms or provisions of this Consulting Agreement. (g) Governing Law; Enforcement; Waiver of Jury Trial; Prevailing Party Fees. This Consulting Agreement and all disputes relating to this Consulting Agreement shall be governed in all respects by the laws of the State of Florida as such laws are applied to agreements entered into and performed entirely in Florida. The parties agree that jurisdiction for any disputes related to this Consulting Agreement lies solely in the state and federal courts of Florida, and that venue for any litigation related to this Consulting Agreement lies solely in Miami Dade County, Florida. FURTHER, IF LITIGATION IS BROUGHT TO ENFORCE THIS CONSULTING AGREEMENT OR OTHERWISE ARISING OUT OF THE RELATIONSHIP OF THE PARTIES, THE PARTIES KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM HAS TO A TRIAL BY JURY. And, in any action or suit to enforce any right or remedy under this Consulting Agreement or to interpret any provision of this Consulting Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys’ fees, at all levels. (h) Counterparts. This Consulting Agreement may be executed by electronic means and in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument. (i) No Assignment or Delegation. Consultant shall neither assign, attempt to assign, delegate or attempt to delegate this Consulting Agreement or any right or obligation

5 56137244;8 hereunder unless written consent is first procured from the Bank. Any assignment or delegation of duties in violation of this provision shall be null and void. (j) No Modification. No term, provision or condition hereof shall be held to be altered, amended, waived, modified or changed in any respect unless such is effected in writing executed by the Bank and Consultant. (k) No Waiver. Failure of either party at any time to require performance by the other of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any of the provisions hereof constitute a waiver of any succeeding breach of the same or of any other provision itself. IN WITNESS WHEREOF, the parties have each duly executed this Consulting Agreement as of the day and year first above written. BANK: AMERANT BANK, N.A. /s/ Ivan E. Trujillo By: Ivan E. Trujillo Title: EVP Chief Legal Officer and Corporate Secretary CONSULTANT: /s/ Millar Wilson Millar Wilson [Address]

Exhibit A - 1 56137244;8 EXHIBIT A COMPENSATION - Monthly fee = $7,500 per month for up to twenty hours of services per month. - Hourly rate for each hour of service in excess of twenty hours per month = $375.